EXHIBIT 99.5

LEHMAN BROTHERS HOLDINGS INC.
SELECTED STATISTICAL INFORMATION
(Preliminary and Unaudited)
(Dollars in millions, except per share data)



                                                                                      Quarters Ended
                                                  ------------ ------------------------- ------------- --------------------------
                                                      5/31/01       2/28/01    11/30/00       8/31/00       5/31/00      2/29/00
                                                  ------------ ------------------------- ------------- --------------------------
Income Statement
Net Revenues                                          $ 2,022       $ 1,883     $ 1,698       $ 2,052       $ 1,755      $ 2,202
Non-Interest Expenses:
  Compensation and Benefits                             1,032           960         806         1,067           912        1,145
  Nonpersonnel Expenses                                   365           350         338           312           285          263
Net Income                                                430           387         399           457           378          541
Net Income Applicable to Common Stock                     369           375         386           444           366          482
Earnings per Common Share
   Basic                                              $  1.51       $  1.52     $  1.60        $ 1.83       $  1.49      $  1.96
   Diluted                                            $  1.38       $  1.39     $  1.46        $ 1.68       $  1.39      $  1.84
   Diluted (excluding special preferred dividends)    $  1.57       $  1.39     $  1.46        $ 1.68       $  1.39      $  2.03

Financial Ratios (%)
Return on Common Equity (annualized) (a)                 23.4          21.2        22.4          27.5          24.0         36.8
Return on Common Equity (annualized) (b)                 20.6          21.2        22.4          27.5          24.0         33.3

Pretax Operating Margin                                  30.9          30.4        32.6          32.8          31.8         36.1
Compensation & Benefits/ Net Revenues                    51.0          51.0        47.5          52.0          52.0         52.0
Effective Tax Rate                                       29.0          30.0        25.5          30.0          29.7         30.1

Balance Sheet
Total Assets                                         $237,000      $236,287    $224,720      $225,668      $233,433     $213,889
Total Assets Excluding Matched Book (c)               154,000       155,766     143,478       153,051       149,691      137,125
Common Stockholders' Equity                             7,279         7,047       7,081         6,690         6,246        5,986
Total Stockholders' Equity + Preferred Securities
Subject to Mandatory Redemption                         8,689         8,457       8,641         8,250         7,806        7,296
Total Capital (d)                                      46,400        44,769      43,874        43,657        41,339       39,610
Book Value per Common Share (e)                         29.93         28.90       28.78         27.58         25.59        24.40

Other Data (#s)
Employees                                              12,426        11,925      11,326        10,512         9,343        9,026
Common Stock Outstanding                          244,202,014   247,321,056 236,395,332   240,223,072   243,416,862  240,300,436
Average Shares
   Basic                                          243,852,453   246,154,488 241,873,653   242,258,734   246,345,300  246,054,882

   Diluted (f)                                    266,878,412   270,689,336 265,421,298   265,043,124   265,265,690  262,411,968



-------------------------------------------------------------------------------


(a) Return on common equity calculated using net income before adjusting for special preferred dividends.

(b) Return on common equity calculated using net income after adjusting for special preferred dividends.

(c) Matched book is defined as the lower of securities purchased under agreements to resell or securities sold under agreements to repurchase.

(d) Total capital includes long-term debt, stockholders' equity and preferred securities subject to mandatory redemption.

(e) This calculation includes restricted stock units granted under the Lehman Stock Award Programs included in stockholders' equity.

(f) For the quarters ended November 30, August 31 and May 31, 2000, the assumed conversion of Series A and B Convertible Preferred Stock into 2,438,375 common shares had the effect of decreasing diluted earnings per share by $0.01. For the quarter ended February 29, 2000, the assumed conversion of Series A and B Convertible Preferred Stock into 2,438,604 common shares had the effect of decreasing diluted earnings per share by $0.01.